Exhibit 99.1

NEWS
RELEASE

2010-16

FOR IMMEDIATE RELEASE
Contact: Kristine Boyd
(713) 688-9600 x135

FRONTIER OIL ANNOUNCES RECEIPT OF REQUISITE CONSENTS WITH RESPECT TO ITS TENDER OFFER AND CONSENT SOLICITATION FOR ITS
6 5/8% SENIOR NOTES DUE 2011

HOUSTON, TEXAS, November 22, 2010—Frontier Oil Corporation (“Frontier”) (NYSE: FTO) announced today that it had received, as of 5:00 p.m., New York City time, on November 19, 2010 (the “Consent Expiration Date”), tenders and consents from the holders of $104.5 million in aggregate principal amount, or approximately 70%, of its outstanding $150,000,000 6 5/8% Senior Notes due 2011 (the “Notes”) in connection with its previously announced cash tender offer and consent solicitation for the Notes, which commenced on November 5, 2010.  In connection with the tender offer and related consent solicitation for the Notes, Frontier entered into a supplemental indenture to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain event of default provisions in the indenture.

The tender offer for the Notes is scheduled to expire at 12:00 midnight, New York City time, on December 6, 2010 (the “Expiration Date”).  Notes tendered after the Consent Expiration Date but prior to the Expiration Date will not receive a consent payment.  Notes tendered on or prior to the Consent Expiration Date may no longer be withdrawn.  Holders of the Notes who tendered their Notes prior to the Consent Expiration Date are entitled to receive a consent payment of $30 per $1,000 principal amount of the Notes validly tendered and accepted for purchase, in addition to the tender offer consideration of $973 per $1,000 principal amount of Notes plus accrued and unpaid interest on those Notes.  The settlement date for Notes tendered on or prior to the Consent Expiration Date was November 22, 2010.

Any Notes not tendered and purchased pursuant to the tender offer will remain outstanding, and the holders thereof will be subject to the terms of the supplemental indenture although they did not consent to the amendments.

UBS Securities LLC and Credit Suisse Securities (USA) LLC are the dealer managers, Wells Fargo Bank, N.A. is the depositary and Morrow & Co., LLC is the information agent for the tender offer and consent solicitation.  Requests for documentation should be directed to Morrow & Co., LLC at (877) 807-8895 (toll free) (banks and brokerage firms please call (800) 662-5200).  Questions regarding the tender offer and consent solicitation should be directed to UBS Securities LLC at (888) 719-4210 (U.S. toll free) or (203) 719-4210 (collect), attention: Liability Management Group or Credit Suisse Securities (USA) LLC at (800) 820-1653 (U.S. toll free) or (212) 538-2147 (collect), attention: Liability Management Group.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Frontier operates a 135,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in neighboring plains states.  Information about Frontier may be found on its web site at www.frontieroil.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the contemplated transaction and strategic plans, expectations and objectives for future events and operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Frontier expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Frontier based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Frontier. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

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